UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 6, 2025

374WATER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27866	88-0271109
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Southcenter Court, Suite 200

Morrisville, NC 27560

(Address of Principal Executive

Offices)(Zip Code)

(440) 609-9677

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SCWO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Contract.

On June 6, 2025, 374Water Inc. (the “Company”) entered into an At-The-Market issuance Sales Agreement (the “ATM Sales Agreement”) with Lake Street Capital Markets, LLC (the “Sales Agent”).  In accordance with the terms of the ATM Sales Agreement, the Company may offer and sell shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $15,100,000, from time to time through the Sales Agent. The Company will not sell more than 28,700,000 shares of common stock under the ATM Sales Agreement.

The Common Stock will be offered and sold pursuant to the Company’s existing effective shelf registration statement on Form S-3 (Registration No. 333-268942). A prospectus supplement relating to the Common Stock that may be sold under the ATM Sales Agreement was also filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 6, 2025. The Company is not obligated to sell any Common Stock under the ATM Sales Agreement, and may at any time suspend offers under the ATM Sales Agreement or terminate the ATM Sales Agreement. The Sales Agent will be entitled to compensation as provided under the terms of the ATM Sales Agreement.

The Sales Agent may sell the Common Stock by any method permitted by law to be deemed to be “at the market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market for the Company’s Common Stock. The Sales Agent is not required to purchase any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Sales Agent and the Company.

The Company will pay the Sales Agent a commission equal to three percent (3.0%) of the gross sales price of the shares of Common Stock sold through the Sales Agent under the ATM Sales Agreement. The Company has also made certain customary representations, warranties and covenants concerning the Company and its Common Stock in the ATM Sales Agreement and agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

The Company currently intends to use the net proceeds, after deducting the Sales Agent’s commission and the Company’s offering expenses, that it receives upon the issuance and sale of Common Stock to or through the Sales Agent for working capital and general corporate purposes.

The above description of the ATM Sales Agreement does not purport to be a complete statement of the parties’ rights and obligations under the ATM Sales Agreement and is qualified in its entirety by reference to the terms of the ATM Sales Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference. The legal opinion of Cleary Gottlieb Steen & Hamilton LLP relating to the legality of the Common Stock is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02 Termination of a Material Definitive Agreement.

On June 6, 2025, the Company and Jefferies LLC mutually terminated the prior Open Market Sale AgreementSM dated December 21, 2022 between them.  The Open Market Sale AgreementSM governed the Company’s previous at-the market sales program, relating to the sale of up to $100,000,000 shares of Common Stock, through Jefferies acting as sales agent.

The Company will not make any further sales of shares of Common Stock pursuant to the Open Market Sale AgreementSM.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	At-the-Market Issuance ATM Sales Agreement, dated June 6, 2025, between 374Water Inc. and Lake Street Capital Markets, LLC
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.
23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2025	374WATER INC.

	By:	/s/ Christian Gannon
	Name:	Christian Gannon
	Title:	Chief Executive Officer

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